Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 12, 2018

to the Indenture

Dated as of June 12, 2018

between

ENEL CHILE S.A.

and

THE BANK OF NEW YORK MELLON

as Trustee

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 12, 2018 (this “First Supplemental Indenture”) between ENEL CHILE S.A., a Chilean sociedad anónima abierta (hereinafter called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, there has previously been executed and delivered to the Trustee an Indenture dated as of the date hereof between the Company and the Trustee (the “Indenture”), providing for the issuance of Securities in one or more series from time to time; and

WHEREAS, pursuant to Section 301 of the Indenture, the Company may establish, as authorized by its Board of Directors or through one or more supplemental indentures to the Indenture, the form, terms and provisions of a series of Securities to be issued under the Indenture; and

WHEREAS, the Company intends to issue US$1,000,000,000 aggregate principal amount of a new series of Securities under the Indenture designated as 4.875% Notes due 2028 (such 4.875% Notes due 2028 are herein referred to as the “Notes”) and desires to establish the form, terms and provisions of such series herein, including certain redemption rights and certain covenants of the Company; and

WHEREAS, all acts and proceedings required by law, by the Indenture, by the Company and by the Trustee to constitute this First Supplemental Indenture as a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this First Supplemental Indenture has been in all respects duly authorized by the Company and the Trustee;

NOW, THEREFORE, in consideration of the foregoing, the Company and the Trustee hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Indenture” and each other similar reference contained in the Indenture shall, after this First Supplemental Indenture becomes effective, refer to the Indenture as amended hereby.

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ARTICLE 2

THE NOTES

Section 2.01.    The Notes. The Indenture is hereby supplemented to incorporate the form, terms and provisions of the series of Notes designated as the 4.875% Notes due 2028 of the Company to be issued under the Indenture, which form, terms and provisions are set forth in the form of the Notes attached hereto as Exhibit A and in this First Supplemental Indenture. The Company may issue additional Notes of the series of Notes designated as the 4.875% Notes due 2028; provided that if the additional Notes are not fungible with the 4.875% Notes due 2028 for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP and ISIN numbers. The Notes shall be issued in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

ARTICLE 3

REDEMPTION OF SECURITIES

Section 3.01.    Optional Redemption. The Indenture is hereby supplemented to incorporate the following rights of redemption solely with respect to the Notes (and not with respect to any other series of Securities):

(a)    Redemption at Par. The Notes will be redeemable, in each case in whole or in part, at any time and from time to time, beginning on the date that is three months prior to the scheduled maturity of the Notes (a “Par Call Date”), at the Company’s option at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior to a Redemption Date for the Notes will be payable to the Holders of those Notes registered as such at the close of business on the Regular Record Dates according to the terms and provisions of Section 307 of the Indenture.

(b)    Make-Whole Redemption. The Notes will be redeemable, in each case in whole or in part, at any time and from time to time, at the Company’s option at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points; plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior to a Redemption Date for the Notes will be payable to the Holders of those Notes registered as such at the close of business on the Regular Record Dates according to the terms and provisions of Section 307 of the Indenture.

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In connection with such optional redemption under this paragraph, the following defined terms apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate Notes of comparable maturity to the Par Call Date.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Scotia Capital (USA) Inc. or any of their respective affiliates and successors that are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and as if redeemed on the Par Call Date; provided that, if that Redemption Date is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable

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Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date, computed as of the third Business Day immediately preceding that Redemption Date.

Section 3.02.    Reacquisition. There is no restriction on the Company’s ability or the ability of any of its Subsidiaries, or their respective Affiliates, to purchase or repurchase Notes.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01.    For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture.

Section 4.02.    The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended.

Section 4.03.    The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 4.04.    This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument and every Holder of Securities with respect to the Notes, whether heretofore or hereafter authenticated and delivered, shall be bound hereby. Notwithstanding anything herein to the contrary, to the extent there is any conflict between any provision of this First Supplemental Indenture and any provision of the Indenture, the terms of this First Supplemental Indenture shall prevail.

Section 4.05.    In case any one or more of the provisions contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06.    This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. This First Supplemental Indenture is subject to, and conforms with, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this First Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

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Section 4.07.    EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.08.    This First Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument. The exchange of copies of this instrument and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of June 12, 2018.

ENEL CHILE S.A.

By:	/s/ Nicola Cotugno
Name: Nicola Cotugno
Title: Chief Executive Officer

By:	/s/ Raffaele Grandi
Name: Raffaele Grandi
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

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EXHIBIT A

Form of Note

FACE OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (A) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (B) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (C) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ENEL CHILE S.A.

4.875% Notes due 2028

Registered	US$[ ]
No. [ ]	CUSIP 29278DAA3
ISIN US29278DAA37
Common Code 181624574

Enel Chile S.A., a Chilean stock corporation (“sociedad anónima abierta”) (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

Cede & Co.

or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto at the office or agency of the Company in the Borough of Manhattan, The City of New York (the “Place of Payment”) on June 12, 2028 by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 12 and December 12 of each year, commencing on December 12, 2018, at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the June 12 or December 12, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note), or, if no interest has been paid on these Notes or duly provided for, from June 12, 2018 (the “Original Issue Date”), until payment of said principal sum has been made or duly provided for. This Note shall bear interest from such June 12 or December 12, as the case may be; provided, however, that if the Company shall default in the payment of interest due on such June 12 or December 12, then this Note shall bear interest from the next preceding June 12 or December 12 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from the Original Issue Date. The interest so payable, and punctually paid or duly provided for, on any June 12 or December 12 will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding May 28 or November 27, as the case may be (herein called the “Regular Record Date”), whether or not a Business Day, or may, at the option of the Company, unless this Note is a Global Security, be paid either by wire transfers to the accounts specified by the Trustee or by check mailed to the registered address of such Person. Any such interest which is payable but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder of Notes on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at the Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

All payments and deliveries of or in respect of principal, interest and premium, if any, on this Note shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatever nature (or interest on any of the foregoing) (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or the interpretation or administration thereof. If the Company is required to make any withholding or deduction described in the preceding sentence with respect to any payment or delivery of principal, interest and premium, if any, made in respect of this Note, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the Holder of this Note (including Additional Amounts) after such withholding or deduction shall equal the respective amounts of principal, interest and premium, if any, that would have been receivable in respect of this Note in the absence of such withholding or deduction. Notwithstanding the foregoing, no such Additional Amounts shall be payable in respect of this Note:

(i)    in the case of payments for which presentation of this Note is required, if this Note is presented for payment more than 30 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in the Place of Payment by the Trustee on or prior to such due date, the date on which, the full amount having been so received and notice to that effect shall have been given to the Holder of this Note by the Trustee or the Paying Agent, on behalf of the Trustee, except to the extent that the Holder of this Note would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of the applicable 30-day period;

(ii)    for any estate, inheritance, gift, sales, use, value added, transfer, excise, capital gains, personal property or similar Taxes;

(iii)    if held by or on behalf of a Holder of this Note or beneficial owner who is liable for Taxes in respect of this Note by reason of having some present or former, direct or indirect, connection with a Relevant Jurisdiction (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business, permanent establishment or other presence in a Relevant Jurisdiction), other than the mere holding of this Note or the receipt of principal, interest or premium, if any, in respect thereof;

(iv)    for any Taxes that would not have been imposed (or would have been reduced) but for the failure of a Holder of this Note or a beneficial owner of this Note to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the applicable Relevant Jurisdiction, or to make any other similar claim for exemption to the applicable Relevant Jurisdiction, if, after having been requested in writing by the Company to comply with such applicable certification, documentation, information or other reporting requirement, or to make such a claim, such Holder of this Note or beneficial owner fails to do so within 30 days;

(v)    for any Taxes which are payable otherwise than by deduction or withholding from payments of principal, interest and premium, if any, on this Note;

(vi)    for any Taxes that would not have been so imposed if the Holder of this Note had presented this Note for payment (where presentation is required) to another Paying Agent, if any;

(vii)    with respect to any payment to a Holder of this Note that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or this Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or this Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of this Note;

(viii)    for any Taxes imposed on or in respect of (x) Sections 1471 through 1474 of the Code, as amended, and any current or future regulations or official interpretations thereof (“FATCA”), (y) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction which (in either case) facilitates the implementation of the foregoing clause (x), or (z) any agreement entered into pursuant to the implementation of the preceding clauses (x) or (y) with the Internal Revenue Service, the United States government or any governmental or taxation authority under any other jurisdiction; or

(ix)     for any combination of the foregoing clauses (i) through (viii) above.

All references in the Indenture to principal, interest or premium shall be deemed to include references to any Additional Amounts which may be payable under this paragraph with respect to such principal, interest or premium. The Company will also (i) make any required withholding or deduction for Taxes imposed with respect to payments on this Note and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon request, the Company shall provide the Trustee with documentation evidencing the payment of Taxes in respect of which the Company has paid Additional Amounts. Copies of such documentation shall be made available by the Trustee to the holders or the other paying agents, as applicable, upon written request therefor.

Refunds, if any, of Taxes with respect to which the Company pays Additional Amounts shall be for the account of the Company. If Additional Amounts actually paid with respect to this Note pursuant to the preceding paragraphs are based on rates of deduction or withholding of Taxes imposed by a Taxing Authority in excess of the appropriate rate applicable to the Holder or the beneficial owner this Note, and, as a result thereof, such Holder or beneficial owner is entitled under the law of such Taxing Authority to make a claim for a refund or credit of such Taxes, then such Holder or beneficial owner shall, by accepting this Note or an interest therein, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such Taxes to the Company. However, by making such assignment, the holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such claim for refund or credit and incurs no other obligation (including, for the avoidance of doubt, any filing or other action) with respect thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

The terms and conditions of this Note, to the extent they are inconsistent with any terms and conditions of the Indenture, shall supersede such terms and conditions of the Indenture which shall have no force and effect with respect to this Note; except that the provisions of Section 107 of the Indenture shall not be so superseded.

IN WITNESS WHEREOF, ENEL CHILE S.A. has caused this Note to be duly executed.

Dated: June 12, 2018	ENEL CHILE S.A.

By:
Name: Nicola Cotugno
Title: Chief Executive Officer

By:
Name: Raffaele Grandi
Title: Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

Dated:

REVERSE OF NOTE

This Note is one of the duly authorized issue of notes, debentures, bonds or other evidences of indebtedness (hereinafter called the “Securities”) of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of June 12, 2018, as amended and supplemented by the First Supplemental Indenture dated as of June 12, 2018 (together, as amended and supplemented, herein called the “Indenture”), duly executed and delivered by the Company and THE BANK OF NEW YORK MELLON, as Trustee (herein called the “Trustee”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, any Security Registrar, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture and designated as 4.875% Notes due 2028 (herein called the “Notes”), initially issued in the aggregate principal amount of US$1,000,000,000. Pursuant to the terms of Section 301 of the Indenture, further Notes of this series may be issued from time to time; provided that if the further Notes are not fungible with the Notes for U.S. federal income tax purposes, the further Notes will have a separate CUSIP and ISIN numbers.

The Notes will be redeemable, in each case in whole or in part, at any time and from time to time, beginning on the date that is three months prior to the scheduled maturity of the Notes (a “Par Call Date”), at the Company’s option at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

The Company’s election to redeem any Notes may be conditioned and provide that it is subject to the occurrence of any events or the satisfaction of any conditions described in the notice of redemption on or before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred or been satisfied on or before the Redemption Date or have been waived by the Company.

Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior a Redemption Date for the Notes will be payable to the Holders of those Notes registered as such at the close of business on the Regular Record Dates according to the terms and provisions of Section 307 of the Indenture.

The Company may redeem the Notes, in each case in whole or in part, at any time and from time to time, at the Company’s option at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points; plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

In connection with such optional redemption, the following defined terms apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate Notes of comparable maturity to the Par Call Date.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Scotia Capital (USA) Inc. or any of their respective affiliates and successors that are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption and as if redeemed on the Par Call Date; provided that, if that Redemption Date is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date, computed as of the third Business Day immediately preceding that Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption.

If as a result of any change in or amendment to the laws or treaties (or any rules or regulations thereunder) of a Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official interpretation, administration or application, is announced on or after the issue date of the Securities of any series (or if a successor assumes the obligations under the Securities, such later date), the Company has or will become obligated to pay any Additional Amounts in excess of the Additional Amounts the Company would be obligated to pay if payments were subject to withholding or deduction at a rate of 4% (the “Minimum Withholding Level”), the Company may, at its option, redeem all, but not less than all, of the Securities of such series, at the Redemption Price of 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest to the Redemption Date, upon irrevocable notification as provided in the Indenture not less than 30 days nor more than 90 days prior to the Redemption Date. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay Additional Amounts above the Minimum Withholding Level, if payment in respect of the Securities of such series were actually due on such date. Notwithstanding the foregoing, the Company shall not have the right to so redeem the Securities of any series unless it determines, in its reasonable business judgment, that it cannot avoid the obligation to pay the Additional Amounts above the Minimum Withholding Level by the use of reasonable measures available to it; provided that for the avoidance of doubt changing the jurisdiction of the Company is not a reasonable measure for the purposes of this paragraph. Prior to any notification of redemption of the Securities of any series pursuant to this paragraph, the Company will deliver to the Trustee: (1) an Officers’ Certificate stating that the Company is entitled to effect a redemption of the Securities of such series pursuant to the Indenture and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel to the effect that the Company has or will become obligated to pay Additional Amounts above the Minimum Withholding Level as a result of the change or amendment, as described above, and stating that all governmental approvals necessary for the Company to effect the redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of the opinion have not been obtained.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities of each series under the Indenture, in the manner, with the effect and subject to the conditions, provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein.

The Notes are issuable in fully registered form without coupons in denominations of US$1,000 and any integral multiple of US$1,000 in excess thereof. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

The Trustee will be the Paying Agent and the Security Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York, that there will be no more than one Security Registrar for the Notes.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Place of Payment designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein or in the Indenture.

No charge shall be made for any such transfer or exchange, but the Company may, and the Trustee may, under certain circumstances, require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Unless otherwise defined herein, all terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

In the event of any inconsistency between the terms and conditions of this Note, on the one hand, and those in the Indenture on the other hand, the terms and conditions in the Indenture shall prevail.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT
MIN ACT -		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address

including postal zip code of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is US$[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian